UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2006 (May 18, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY GENERATING COMPANY

(Exact name of registrant as specified in charter)

Virginia (State or Other Jurisdiction of Incorporation)	1-14688 (Commission File Number)	13-3079675 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principals Officers.

(b)     On May 18, 2006, John P. Campbell was removed from the Board of Directors (the “Board”) of Allegheny Generating Company (the “Company”) by action of the stockholders of the Company. Mr. Campbell served as a member of the Board in his former capacity as President of the Company’s majority stockholder, Allegheny Energy Supply Company, LLC (“AE Supply”). Mr. Campbell was removed from the Board because he is no longer an officer of AE Supply or any of its affiliates. Allegheny Energy, Inc. (“AE”), of which AE Supply is a majority-owned subsidiary, previously reported the termination of Mr. Campbell’s employment, effective June 7, 2006, on a Current Report on Form 8-K filed on May 12, 2006.

(d)     Effective May 22, 2006, the stockholders of the Company appointed Hyun Park to serve as a member of the Board. Mr. Park is the Vice President, General Counsel and Secretary of AE and Vice President and Secretary of AE Supply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2006	By:	ALLEGHENY GENERATING COMPANY /s/ Hyun Park
	Name:	Hyun Park
	Title:	Vice President and Secretary